Exhibit 99.1

2013 Annual Report

2013 Annual Report

Table of Contents

Independent Auditor’s Report	1

Balance Sheets	2

Statements of Operations	3

Statements of Comprehensive Income	4

Statements of Changes in Shareholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7

Board of Directors and Bank Management	32

Shareholder Information	33

This Annual Report to Shareholders contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in the interest rate environment, management’s business strategy, national, regional and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Bank undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Independent Auditor’s Report

Board of Directors and Shareholders

CapStone Bank

Raleigh, North Carolina

Report on the Financial Statements

We have audited the accompanying financial statements of CapStone Bank which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapStone Bank as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Elliott Davis, PLLC

Richmond, Virginia

March 27, 2014

Elliott Davis PLLC | elliottdavis.com

Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets

Cash and cash equivalents	$5,911,747	$4,605,645
Time deposits with financial institutions	18,200,000	18,054,221
Investment securities available-for-sale	47,270,408	38,848,596
Investment securities held-to-maturity (market value of $500,000 in 2013 and $517,000 in 2012)	500,000	500,000
Restricted equity securities	2,655,900	1,696,600
Loans, net of allowance for loan losses of $3,342,669 and $3,708,547 for 2013 and 2012, respectively	294,902,662	168,319,978
Property and equipment, net	2,910,198	248,617
Accrued income	1,164,297	639,774
Foreclosed properties	172,651	838,700
Bank owned life insurance	3,366,412	3,288,968
Deferred taxes	3,457,434	1,092,541
Core deposit intangible	542,038	-
Other assets	477,105	63,750
Total assets	$381,530,852	$238,197,390

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$45,740,549	$28,645,425
Interest-bearing	234,808,055	146,867,483
Total deposits	280,548,604	175,512,908

Other borrowings	5,460,000	680,685
Federal Home Loan Bank Advances	49,000,000	30,500,000
Accrued interest payable	131,012	133,425
Other liabilities	1,285,578	1,306,711
Total liabilities	336,425,194	208,133,729

Commitments and contingencies	-	-

Shareholders’ equity
Preferred stock, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $5 par value; 10,000,000 shares authorized; 3,587,748 and 2,594,873 shares issued and outstanding for 2013 and 2012, respectively	17,938,740	12,974,365
Surplus	14,199,553	11,640,591
Retained earnings	12,899,814	4,143,696
Accumulated other comprehensive income	67,551	1,305,009
Total shareholders’ equity	45,105,658	30,063,661
Total liabilities and shareholders’ equity	$381,530,852	$238,197,390

See Notes to Financial Statements

2

Statements of Operations

For the years ended December 31, 2013 and 2012

	2013	2012
Interest and dividend income
Loans and fees on loans	$14,418,960	$8,303,386
Investment securities, taxable	736,424	908,990
Investment securities, exempt from tax	551,651	479,825
Time and other interest-bearing deposits	364,059	346,455
Federal funds sold	7,054	4,783
Dividends	70,503	31,114
Total interest and dividend income	16,148,651	10,074,553

Interest expense
Deposits	1,111,924	907,695
Federal funds purchased and securities sold under agreements to repurchase	4,511	4,177
Other Borrowings	387,135	491,365
Total interest expense	1,503,570	1,403,237
Net interest income	14,645,081	8,671,316

Provision for loan losses	250,000	771,000
Net interest income after provision for loan losses	14,395,081	7,900,316

Noninterest income
Service charges on deposit accounts	88,759	62,694
Bank owned life insurance	77,445	85,082
Gain on acquisition	5,126,752	-
Gains on sales of investment securities	-	139,609
Other service charges and fees	445,429	76,791
Total noninterest income	5,738,385	364,176

Noninterest expense
Salaries and employee benefits	5,265,546	3,002,514
Occupancy and equipment expense	646,663	352,312
Net losses on foreclosed properties	222,123	206,693
Marketing expense	249,357	153,073
Information systems expense	680,080	306,156
FDIC insurance premiums	206,583	171,693
Other expense	1,893,997	1,095,712
Total noninterest expense	9,164,348	5,288,153
Net income before income taxes	10,969,118	2,976,339

Income tax expense	2,213,000	1,043,000
Net income	$8,756,118	$1,933,339

Basic earnings per common share	$2.50	$0.75
Diluted earnings per common share	$2.34	$0.74
Weighted average common shares outstanding	3,503,992	2,594,873
Weighted average dilutive common shares outstanding	3,743,446	2,600,839

See Notes to Financial Statements

3

Statements of Comprehensive Income

For the years ended December 31, 2013 and 2012

	2013	2012

Net income	$8,756,118	$1,933,339

Other comprehensive income (loss)
Unrealized gain (loss) on available for sale securities	(1,976,049)	266,197
Unrealized loss on interest rate swap	(37,717)	-
Reclassification of realized gains on sale of available for sale securities	-	(139,609)
Income taxes related to other comprehensive income	776,308	(48,799)
Total other comprehensive income (loss)	(1,237,458)	77,789

Total comprehensive income	$7,518,660	$2,011,128

See Notes to Financial Statements

4

Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2013 and 2012

					Accumulated
					Other
	Common Stock			Retained	Comprehensive
	Shares	Amount	Surplus	Earnings	Income	Total

Balance, December 31, 2011	2,594,873	$12,974,365	$11,622,823	$2,210,357	$1,227,220	$28,034,765

Net income	-	-	-	1,933,339	-	1,933,339
Other comprehensive income	-	-	-	-	77,789	77,789
Non-cash stock option expense	-	-	17,768	-	-	17,768
Balance, December 31, 2011	2,594,873	12,974,365	11,640,591	4,143,696	1,305,009	30,063,661

Net income	-	-	-	8,756,118	-	8,756,118
Other comprehensive loss	-	-	-	-	(1,237,458)	(1,237,458)
Stock issued pursuant to acquisition	991,275	4,956,375	2,525,115	-	-	7,481,490
Stock issued pursuant to exercised stock options	1,600	8,000	2,672	-	-	10,672
Non-cash stock option expense	-	-	31,175	-	-	31,175
Balance, December 31, 2013	3,587,748	$17,938,740	$14,199,814	$12,899,553	$67,551	$45,105,658

See Notes to Financial Statements

5

Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net income	$8,756,118	$1,933,339
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	226,357	114,102
Amortization of core deposit intangible	115,962	-
Provision for loan losses	250,000	771,000
Non-cash stock compensation expense	31,175	17,768
Amortization of premium on securities, net of accretion	136,897	104,281
Gain on acquisition	(5,126,752)	-
Accretion of fair value purchase accounting adjustments	(898,144)	-
Income earned on bank owned life insurance	(77,445)	(85,081)
Gain on sales of investment securities	-	(139,609)
Loss on sales of foreclosed properties, net	147,123	155,693
Write-down of foreclosed properties	75,000	52,000
Changes in assets and liabilities:
Accrued income	(120,502)	76,582
Other assets	818,263	730,073
Accrued interest payable	(51,246)	(21,949)
Other liabilities	(206,092)	359,543
Net cash provided by operating activities	4,076,714	4,067,742

Cash flows from investing activities
Cash acquired in acquisition	15,507,418	-
Cash paid in acquisition	(3,391,853)	-
Purchases of securities available-for-sale	(17,219,377)	(5,563,761)
Proceeds from maturities, calls, and principal paydown of securities available-for-sale	6,934,619	8,519,581
Proceeds from sales of securities available for sale	-	1,702,128
Net decrease in interest-bearing deposits with other financial institutions	(145,779)	99,997
Proceeds from sales of foreclosed properties	3,083,919	1,879,934
Sales of restricted equity securities	(756,700)	227,100
Net increase in loans	(15,351,860)	(28,700,414)
Net purchases of property and equipment	(129,405)	(156,523)
Net cash used in investing activities	(11,469,018)	(21,991,958)

Cash flows from financing activities
Net increase in deposits	(14,341,581)	24,050,395
Net increase (decrease) in other borrowings securities sold under agreements to repurchase	4,779,315	(2,768,056)
Net change in Federal Home Loan Bank advances	18,250,000	(1,250,000)
Proceeds from exercised stock options	10,672	-
Net cash provided by financing activities	8,698,406	20,032,339
Net increase in cash and cash equivalents	1,306,102	2,108,123

Cash and cash equivalents, beginning	4,605,645	2,497,522
Cash and cash equivalents, ending	$5,911,747	$4,605,645

Supplemental disclosure of cash flow information
Interest paid	$1,097,689	$1,425,186
Taxes paid	$1,518,000	$323,967
Supplemental disclosure of non-cash activities
Foreclosed properties acquired in settlement of loans	$1,670,000	$2,740,000

See Notes to Financial Statements

6

Notes to Financial Statements

December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies

Organization

CapStone Bank (the Bank) was incorporated under the laws of the State of North Carolina and commenced operations on August 1, 2006. The Bank is a state-chartered, nonmember bank and operates under the rules and regulations of and is subject to examination by the Federal Deposit Insurance Corporation and the State of North Carolina Banking commission. Headquartered in Raleigh, North Carolina, the Bank has branches in Cary, Clinton, Fuquay-Varina, and Raleigh, and provides a full range of commercial and retail banking services with a special focus on serving the deposit and lending needs of small-to-mid-size businesses, operating companies and professionals.

On January 31, 2013, the Bank acquired Patriot State Bank, a North Carolina-chartered commercial bank headquartered in Fuquay-Varina, North Carolina. Additional information regarding this transaction is provided in Note 2.

Subsequent Events

On November1, 2013 the Bank entered into a merger agreement with NewBridge Bancorp. Under the terms of the agreement shareholders of the Bank will receive 2.25 shares of NewBridge Bancorp common stock for each share of Bank stock owned. The merger has been approved by the North Carolina Commissioner of Bank and the Federal Deposit Insurance Corporation. The shareholders of both the Bank and NewBridge Bancorp voted to approve the merger on March 27, 2014. The merger is expected to take effect on April 1, 2014, or as soon as practicable thereafter.

Related to the merger with NewBridge Bancorp, the Board of Directors declared a dividend of .10 per share payable on March 28, 2014.

These financial statements have been updated for subsequent events occurring through March 28, 2014 which is the date these financial statements were available to be issued.

Critical Accounting Policies

The accounting and reporting policies of the Bank follow generally accepted accounting principles and general practices within the financial services industry. Management believes policies with respect to the methodology for the determination of the allowance for loan losses and asset impairment judgments involve a higher degree of complexity and require management to make difficult and subjective judgements which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions, or estimates could cause reported results to differ materially. These critical policies and their application are periodically reviewed with the Audit Committee and the Board of Directors.

Business Segments

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

7

Notes to Financial Statements

December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption “cash and due from banks” and “interest-bearing deposits with financial institutions.”

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held-to-maturity or trading, including equity securities with readily determinable fair values, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. The Bank held no trading securities during the years presented.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs and the allowance for loan losses. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. Discounts and premiums on any purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest for the current year is reversed. Interest income is subsequently recognized on the cash-basis or cost-recovery method, as appropriate. When facts and circumstances indicate the borrower has regained the ability to meet the required payments, the loan is returned to accrual status. Past due status of loans is determined based on contractual terms.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

8

Notes to Financial Statements

December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and other circumstances impacting the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Derivative Financial Instruments

Derivative financial instruments are recognized as assets and liabilities on the balance sheet and measured at fair value. These derivatives consist of interest rate swap agreements. For asset/liability management purposes, the Bank periodically uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Interest rate swaps are contracts in which a series of interest rate payments are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and generally convert a portion of the Bank’s variable-rate loans to a fixed rate (cash flow hedge).

Foreclosed Properties

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The Bank held three foreclosed properties with a total carrying amount of $172,651 at December 31, 2013. The Bank held three foreclosed properties with a total carrying amount of $838,700 at December 31, 2012.

Property and Equipment

Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed by the straight-line method over the following estimated useful lives:

Years

Building	25
Furniture and equipment	2-5
Computers and software	2-5

Intangible Assets

As a result of the acquisition of Patriot State Bank, the Bank recorded a core deposit intangible related to the intangible value of the Patriot State Bank deposit base. The value of the core deposit intangibles will be amortized over the estimated useful life of the underlying deposits.

9

Notes to Financial Statements

December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Provision for income taxes is based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Tax positions are analyzed in accordance with generally accepted accounting principles. Interest recognized as a result of the analysis of tax positions would be classified as interest expense. Penalties would be classified as noninterest expense.

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive Income

Annual comprehensive income reflects the change in the Bank’s equity during the year arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense.

Stock Compensation Plans

The Bank recognizes compensation cost relating to share-based payment transactions in accordance with generally accepted accounting principles. That cost is measured based on the fair value of the equity or liability instruments issued. The expense measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

10

Notes to Financial Statements

December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Generally accepted accounting principles (“GAAP”) define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Bank determines the fair values of its financial instruments based on the fair value hierarchy established per GAAP which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Investment securities available-for-sale are recorded at fair value on a recurring basis. Certain impaired loans and foreclosed properties are carried at fair value on a non-recurring basis.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation. Net income and shareholders’ equity previously reported were not affected by these reclassifications.

Recent Accounting Pronouncements

In December 2013, the FASB amended the Master Glossary of the FASB Codification to define “Public Business Entity” to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. GAAP. The amendment does not affect existing requirements, however will be used by the FASB, the Private Company Council (“PCC”), and the Emerging Issues Task Force (“EITF”) in specifying the scope of future financial accounting and reporting guidance. The Bank does not expect this amendment to have any effect on its financial statements.

In January 2014, the FASB amended the Derivatives and Hedging topic of the Codification to address the application of the simplified hedge accounting approach to accounting for certain receive-variable, pay-fixed interest rate swaps by private companies. The amendments allow the use of the simplified hedge accounting approach to account for swaps that are entered into for the purpose of economically converting a variable-rate borrowing into a fixed-rate borrowing. Under this approach, private companies within the scope of this ASU may assume no ineffectiveness for qualifying swaps designated in a hedging relationship. Private companies have the option to apply the amendments using either a modified retrospective or full retrospective approach. The amendments will be effective for annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early adoption is permitted. The Bank does not expect these amendments to have a material effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations or cash flows.

11

Notes to Financial Statements

December 31, 2013 and 2012

Note 2. Acquisition of Patriot State Bank

On January 31, 2013, the Bank completed the acquisition of Patriot State Bank (“Patriot”), pursuant to an agreement and plan of merger dated September 20, 2012. Patriot operated three branches in the Wake and Sampson county markets. A summary of assets received and liabilities assumed from Patriot and the fair value adjustments is as follows (dollars in thousands):

	As Recorded	Fair Value	As recorded
	By Patriot	Adjustments	By the Bank
Assets
Cash and due from banks	$15,508	$-	$15,508
Investment securities available for sale	627	(47)	580
Federal Home Loan Bank stock, at cost	203	-	203
Loans	112,351	330	112,681
Premises and equipment	3,457	(699)	2,758
Accrued interest receivable	404	-	404
Other real estate owned	1,255	(285)	970
Deferred taxes	-	2,369	2,369
Core deposit intangible	-	658	658
Other assets	179	(20)	159
Total assets acquired	$133,984	$2,306	$136,290

Liabilities
Deposits	118,620	1,185	119,805
Other Borrowings	250	-	250
Other liabilities	152	82	234
Total liabilities assumed	$119,022	$1,267	$120,289

Net assets acquired			16,001

Total consideration paid
Common stock issued (991,275 shares)			(7,434)
Fair value of stock options issued			(48)
Cash payments to Patriot shareholders			(3,392)
Bargain purchase gain			$5,127

The bargain purchase gain is the amount by which the fair value of the assets received exceeds the fair value of the liabilities assumed and the fair value of the consideration paid by the Bank. Based on information available at the time of the transaction, Management concluded this amount to be approximately $4.9 million. Generally accepted accounting principles allows for a period of one year from the date of the transaction for management to consider additional information related to the fair values of the assets acquired and the liabilities assumed. Based on the assessment of this additional information, management has revised the fair values of certain nonperforming assets upward and determined the bargain purchase gain to be approximately $5.1 million as of December 31, 2013.

Fair value adjustments

Fair value adjustments recorded related to the business acquisition are amortized or accreted into income over the expected life of the asset or liability to which the adjustment relates. These adjustments are amortized or accreted using the level yield method for loans and deposits and straight-line over the lives of the assets to which it relates for occupancy and equipment.

12

Notes to Financial Statements

December 31, 2013 and 2012

Note 2. Acquisition of Patriot State Bank, continued

The impact to the individual income statement line items of these adjustments is as follows:

	Before FV	Fair Value	As recorded
	Adjustments	Adjustments	By the Bank

Loans and fees on loans	$13,750,428	$668,532	$14,418,960
Deposit interest expense	1,539,961	(428,037)	1,111,924
Occupancy and equipment expense	718,754	(72,091)	646,663

Loans acquired in the acquisition included certain loans upon which the fair value discount was based, at least in part on deteriorated credit quality. In general, the discount on these loans is based on the value of the underlying collateral. Because of uncertainty about the amount and timing of cash flows related to these loans, management elected to use the cost recovery method and record any income when the loan is repaid or the collateral is liquidated. Information related to these loans is as follows:

	Principal	Non-accretable	Recorded
	Balance	Discount	Investment

Loans acquired with deteriorated credit quality	$4,432,586	$230,775	$4,201,811
Loans (charged-off)/recovered	(135,497)	173,468	(308,965)
Loans repaid	(1,127,904)	(127,414)	(1,000,490)
Balance December 31, 2013	$3,169,185	$276,829	$2,892,356

Note 3. Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $1,464,000 and $1,040,000 for the periods including December 31, 2013 and 2012, respectively.

Note 4. Securities

Debt and equity securities have been classified in the balance sheet according to management’s intent. The carrying amount of securities and their approximate fair values at December 31, 2013 and 2012 are (in thousands):

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2013
Available-for-sale
Government sponsored enterprises	$500	$14	$-	$514
Municipal securities	20,435	448	388	20,495
Mortgage-backed securities	26,188	511	438	26,261
	$47,123	$973	$826	$47,270

Held-to-maturity
Subordinated debt	$500	$-	$-	$500

13

Notes to Financial Statements
December 31, 2013 and 2012

Note 4. Securities, continued

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2012
Available-for-sale
Government sponsored enterprises	$500	$26	$-	$526
Municipal securities	13,380	1,063	4	14,439
Mortgage-backed securities	22,845	1,044	5	23,884
	$36,725	$2,133	$9	$38,849

Held-to-maturity
Subordinated debt	$500	$17	$-	$517

All of the Bank’s mortgage-backed securities are issued and guaranteed by U.S. Government sponsored enterprises.

Restricted equity securities consist of investments in common stock of the Federal Home Loan Bank of Atlanta (“FHLB”). The FHLB requires financial institutions to make equity investments in the FHLB in order to borrow from it. The Bank is required to hold that stock so long as it borrows from the FHLB.

Investment securities with amortized cost of $5,348,767 at December 31, 2013 were pledged as collateral for other purposes as required or permitted by law. The Bank realized no gains or losses in 2013 and no losses and $139,609 in gains during 2012.

The following table details unrealized losses and related fair values in the Bank’s available-for-sale investment securities portfolios. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2013 and 2012 (in thousands).

	Total		Less than 12 Months		12 Months or Greater
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description	Value	Loss	Value	Loss	Value	Loss

2013
Municipal securities	$8,489	$388	$8,489	$388	$-	$-
Mortgage-backed securities	12,296	438	10,987	356	1,309	82
Unrealized Loss Positions	$20,785	$826	$19,476	$744	$1,309	$82

2013
Municipal securities	$529	$4	$529	$4	$-	$-
Mortgage-backed securities	1,853	5	1,853	5	-	-
Unrealized Loss Positions	$2,382	$9	$2,382	$9	$-	$-

At December 31, 2013, the Bank had thirty eight debt securities which had aggregately depreciated 4% in value from the amortized cost. The depreciation was related to increases in the current interest rates for similar issues of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. Management believes all unrealized losses presented in the table above to be temporary in nature.

Management considers the nature of the investment, the underlying causes of the decline in market value, the severity and duration of the decline in market value and other evidence, on a security by security basis, in determining if the decline in market value is other than temporary.

The scheduled contractual maturities of securities at December 31, 2013 are shown below (in thousands). Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

14

Notes to Financial Statements
December 31, 2013 and 2012

Note 4. Securities, continued

	Available-for-Sale		Held-to-Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in one year or less	$4,824	$4,890	$-	$-
Due after one year through five years	14,236	14,372	500	500
Due after five years through ten years	20,859	20,742	-	-
Due after ten years	7,204	7,266	-	-
	$47,123	$47,270	$500	$500

Note 5. Loans Receivable

The major components of loans in the balance sheet at December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012

Commercial	$23,632	$17,848
Real estate:
Construction and development	39,587	23,802
Residential, 1-4 families	82,482	41,230
Multi-family residential	8,703	6,588
Nonfarm nonresidential	128,448	78,120
Farmland	10,896	926
Consumer	4,476	3,389
Other	21	126
Total Loans	298,245	172,029
Allowance for loan losses	(3,343)	(3,709)
Net Loans	$294,903	$168,320

Note 6. Allowance for Loan Losses

The allocation of the allowance for loan losses by loan components (in thousands) at December 31, 2013 and 2012 is as follows:

		Construction			Consumer
		&			&
	Commercial	Development	Residential	Nonresidential	Other	Total
2013
Allowance for credit losses:

Beginning balance	$384	$512	$1,028	$1,709	$76	$3,709
Charge-offs	(26)	(80)	(364)	(350)	-	(820)
Recoveries	-	83	48	-	73	204
Provision	(93)	(72)	310	203	(98)	250
Ending balance	$265	$443	$1,022	$1,562	$51	$3,343

Ending balance: individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Ending balance: collectively evaluated for impairment	$265	$443	$1,022	$1,562	$51	$3,343

Loans Receivables:

Ending balance	$23,632	$39,587	$91,185	$139,344	$4,497	$298,245

Ending balance: individually evaluated for impairment	$794	$244	$150	$1,098	$3	$2,289
Ending balance: collectively evaluated for impairment	$22,838	$39,343	$91,035	$138,246	$4,494	$295,956

15

Notes to Financial Statements
December 31, 2013 and 2012

Note 6. Allowance for Loan Losses, continued

		Construction			Consumer
		&			&
	Commercial	Development	Residential	Nonresidential	Other	Total
2012
Allowance for credit losses:

Beginning balance	$425	$671	$1,158	$1,824	$105	$4,183
Charge-offs	(18)	(430)	(394)	(509)	-	(1,351)
Recoveries	18	69	-	19	-	106
Provision	(41)	202	264	375	(29)	771
Ending balance	$384	$512	$1,028	$1,709	$76	$3,709

Ending balance: individually evaluated for impairment	$-	$-	$-	$734	$-	$734
Ending balance: collectively evaluated for impairment	$384	$511	$1,029	$975	$75	$2,974

Loans Receivables:

Ending balance	$17,848	$23,802	$47,818	$79,046	$3,515	$172,029
Ending balance: individually evaluated for impairment	$75	$984	$601	$2,243	$249	$4,151
Ending balance: collectively evaluated for impairment	$17,773	$22,818	$47,217	$76,803	$3,266	$167,878

The following table presents impaired loans by class of loan (in thousands) as of December 31, 2013 and 2012:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

2013
With no related allowance recorded:
Commercial	$794	$819	$-	$866	$18
Construction and development	244	444	-	244	-
Residential	150	163	-	180	1
Nonresidential	1,098	1,160	-	1,121	28
Consumer and other	3	3	-	5	-
	$2,289	$2,589	$-	$2,416	$47

2012
With no related allowance recorded:
Commercial	$75	$75	$-	$85	$6
Construction and development	988	984	-	1,078	24
Residential	620	601	-	673	4
Nonresidential	504	502	-	648	13
Consumer and other	249	249	-	283	10
	2,436	2,411	-	2,767	57

With an allowance recorded:
Nonresidential	1,741	1,740	734	1,463	77
	1,741	1,740	734	1,463	77

Combined:
Commercial	75	75	-	85	6
Construction and development	988	984	-	1,078	24
Residential	620	601	-	673	4
Nonresidential	2,245	2,243	734	2,110	90
Consumer and other	249	249	-	283	10
	$4,177	$4,152	$734	$4,229	$134

16

Notes to Financial Statements
December 31, 2013 and 2012

Note 6. Allowance for Loan Losses, continued

Nonperforming loans and impaired loans are defined differently. As such, some loans may be included in both categories, whereas other loans may only be included in one category. The following table represents loans past due as of December 31, 2013 and 2012 (in thousands).

						Recorded
						Investment
					Total	> 90 Days
	30-89 Days	90 Days Plus	Total		Loans	and
	Past Due	Past Due	Past Due	Current	Receivables	Accruing

2013
Commercial	$-	$-	$-	$23,632	$23,632	$-
Construction and development	-	242	242	39,345	39,587	-
Residential	48	43	91	91,094	91,185	-
Nonresidential	126	-	126	139,218	139,344	-
Consumer and other	-	-	-	4,497	4,497	-
Total	$174	$285	$459	$297,786	$298,245	$-

2012
Commercial	$-	$-	$-	$17,848	$17,848	$-
Construction and development	-	984	984	22,818	23,802	-
Residential	-	601	601	47,217	47,818	-
Nonresidential	-	2,152	2,152	76,894	79,046	-
Consumer and other	-	242	242	3,273	3,515	-
Total	$-	$3,979	$3,979	$168,050	$172,029	$-

Credit Quality Indicators

The Bank has established a standard risk grading (also referred to as loan grade) system to assist management and lenders in their analysis and supervision of the loan portfolio. Loan officers assign a grade to each credit at its inception; this grade is changed as required thereafter based on the borrower’s financial condition, payment performance, and other material information. The Bank uses the following definitions for risk ratings:

Pass	Borrowers with at least adequate sources of repayments, with little identifiable risk of collection. These loans will generally conform to the Bank’s policy requirements, product guidelines and underwriting standards, with limited exceptions. Any exceptions that are identified during the underwriting and approval process have been adequately mitigated by other factors.

Special Mention	Borrowers currently posing a higher than normal risk. Loans are protected, but have potentially developing weaknesses, which could include stale credit or some degree of difficulty in servicing debt, increased leverage, marginal profitability or interim unprofitability, etc. indicative of a possible transition in financial condition. Risk concern has heightened, but concern has not escalated to a point where reclassification of the asset to impaired is warranted.

Substandard	Relationships which have one or more well-defined credit weaknesses, impairing collectability and necessitating workout. Factors might include: inadequate repayment capacity; severe erosion of equity; likely reliance on collateral for repayment, which may be questionable; guarantors with limited resources; obvious deterioration in financial condition/adverse trends; possibility of loss or protracted workout exists if immediate corrective action is not taken.

Doubtful	Relationship displays many of the same weaknesses as a substandard; however, those risk factors are more dominant. Collectability is severely jeopardized and loss potential is extreme; however, the loss cannot be quantified with any degree of accuracy due to circumstances surrounding the loan. Once the loss is able to be quantified, that amount will be charged-off.

17

Notes to Financial Statements
December 31, 2013 and 2012

Note 6. Allowance for Loan Losses, continued

Credit Quality Indicators, continued

The following table represents classified loans as of December 31, 2013 and 2012 (in thousands).

			Special
	Total	Pass	Mention	Substandard	Doubtful
December 31, 2013
Commercial	$23,632	$22,105	$291	$1,236	$-
Construction and development	39,587	30,009	226	352	-
Residential	91,185	87,365	1,671	2,149	-
Nonresidential	139,344	136,195	1,789	1,360	-
Consumer and other	4,497	4,489	4	4	-
Total	$298,245	$289,163	$3,981	$5,101	$-

December 31, 2012
Commercial	$17,848	$17,773	$33	$42	$-
Construction and development	23,802	22,624	194	984	-
Residential	47,818	45,265	1,207	1,346	-
Nonresidential	79,046	74,892	1,623	2,531	-
Consumer and other	3,515	3,173	100	242	-
Total	$172,029	$163,727	$3,157	$5,145	$-

Nonaccrual Loans

The following table represents nonaccrual loans as of December 31, 2013 and 2012 (in thousands).

	2013	2012

Commercial	$187	$-
Construction and development	244	984
Residential	150	601
Nonresidential	668	2,152
Consumer and other	-	242
Total	$1,249	$3,979

Trouble Debt Restructurings

During the years ended December 31, 2013 and 2012, the Bank modified certian loans that were considered to be troubled debt restructurings. The following table is a summary of information related to loan modifications during 2013 and 2012 (in thousands):

			Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Contracts	Investment (1)	Investment (1)

2013
Nonresidential	2	$514	$514

2012
Commercial	2	$92	$92
Nonresidential	2	614	614
Consumer and other	2	325	325
Total	6	$1,031	$1,031

(1)	Recorded investment includes unpaid active principal outstanding and accrued interest.

18

Notes to Financial Statements
December 31, 2013 and 2012

Note 6. Allowance for Loan Losses, continued

Trouble Debt Restructurings, continued

During the year ended December 31, 2013, no loans that had previously been restructured defaulted. During the year ended December 31, 2012, two loans that had previously been restructured defaulted with a total recorded investment of approximately $876,000. Restructured loans are deemed to be in default if payments in accordance with the modified terms are not received within ninety days of the payment due date. In the determination of the allowance for loan losses, management considers troubled debt restructurings as impaired.

Note 7. Property and Equipment and Foreclosed Properties

Components of Property and Equipment

Components of property and equipment and total accumulated depreciation at December 31, 2013 and 2012 are as follows:

	2013	2012

Land	$783,550	$-
Buildings and improvements	1,961,021	-
Furniture and equipment	1,002,160	1,143,608
Construction in progress	-	114,544
Property and equipment, total	3,746,731	1,258,152
Less accumulated depreciation	(836,533)	(1,009,535)
Property and equipment, net of depreciation	$2,910,198	$248,617

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 were $226,357 and $114,102, respectively.

Leases

The Bank has entered into an operating lease on its banking office in Raleigh, North Carolina. The amended term of this lease will remain in effect through June 30, 2016. In addition, during 2012, the Bank entered into a three and a half year operating lease for an office in Cary, North Carolina which took effect on January 5, 2013. The Bank’s total rent expense for 2013 and 2012 was $256,647 and $235,227, respectively.

Future minimum payments under non-cancelable operating lease agreements are approximately $235,000, $240,000 and $116,000 in 2014, 2015 and 2016, respectively.

Foreclosed Properties

The following table summarized the activity in foreclosed assets (in thousands):

	2013	2012

Balance, beginning of year	$839	$186
Additions	2,640	2,740
Sales	(3,085)	(1,879)
Net impairment write-downs	(75)	(52)
Net loss on sale	(147)	(156)
Balance, end of year	$172	$839

19

Notes to Financial Statements
December 31, 2013 and 2012

Note 8. Core Deposit Intangible

A core deposit intangible has been recorded related to the acquisition of Patriot State Bank. The asset is amortized over the life of the related deposits. The recorded core deposit intangible was $658,000 and is being amortized over eight years. Amortization expense was $127,000 during 2013 resulting in book value of $531,000 as of December 31, 2013. Future amortization expense (in thousands) is expected to be as follows:

2014	$112
2015	94
2016	80
2017	72
2018	64
2019	58
2020	51
$531

Note 9. Deposits

The aggregate amount of time deposits in denominations of one hundred thousand dollars or more at December 31, 2013 and 2012 was approximately $80,929,000 and $45,783,000, respectively. At December 31, 2013, the scheduled maturities of time deposits (in thousands) are as follows:

	Less Than	$100,000
	$100,000	or More	Total

2014	$11,699	$43,330	$55,029
2014 thru 2016	14,243	31,202	45,445
2017 and later	1,220	6,397	7,617
	$27,162	$80,929	$108,091

Note 10. Borrowings

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one day of the transaction date. Additional information is summarized below:

	2013	2012

Outstanding balance at December 31	$5,460,000	$680,685
Year-end weighted average rate	.59%	.49%
Daily average outstanding during the period	$1,094,611	$1,671,765
Average rate for the period	.48%	.19%
Maximum outstanding at any month-end during the period	$6,718,655	$3,448,741

Securities sold under agreements to repurchase amounted to $412,650 and $140,685 at December 31, 2013 and 2012, respectively, which mature on a daily basis and are collateralized by securities issued by U.S. Government sponsored enterprises

The Bank has established credit facilities to provide additional liquidity if and as needed. These consist of unsecured lines of credit with correspondent banks totaling $39,300,000. At December 31, 2013 and 2012, $5,210,000 and $540,000 was outstanding under these credit facilities, respectively.

20

Notes to Financial Statements
December 31, 2013 and 2012

Note 10. Borrowings, continued

FHLB Borrowings

The Bank has an available line of credit with the FHLB equal to 25% of total assets. Advances under this line are secured by qualifying loans amounting to approximately $142,702,000.

Advances from the FHLB of Atlanta (in thousands) by year of maturity consisted of the following at December 31, 2013 and 2012.

	2013		2012
	Weighted		Weighted
	Average		Average
	Rate	Amount	Rate	Amount

2013	-	$-	0.81%	$20,500
2014	.65%	32,000	1.73%	8,000
2015	.41%	9,000	-	-
2016	.57%	3,000	-	-
2018	2.16%	5,000	3.68%	2,000
	0.75%	$49,000	1.24%	$30,500

Note 11. Fair Value of Financial Instruments

GAAP provides a framework for measuring and disclosing fair value which requires disclosures about the fair value of assets and liabilities recognized in the balance sheet, whether the measurements are made on a recurring basis (for example, available for sale investment securities) or on a nonrecurring basis (for example, impaired loans).

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available for sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a nonrecurring basis, such as foreclosed properties. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine the fair value. These levels are:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

21

Notes to Financial Statements
December 31, 2013 and 2012

Note 11. Fair Value of Financial Instruments, continued

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange such as the New York Stock Exchange, Treasury securities that are traded by dealers or brokers in active over-the counter markets and money market funds. Level 2 securities include mortgage backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Held to maturity securities include preferred stock that is not widely traded. Fair value of this security is based on discounted market rate of return for comparable instruments. This is an estimate and is therefore a level 3 valuation.

Impaired Loans

The Bank does not record loans at fair value on a recurring basis, however, from time to time, a loan is considered impaired and an allowance for loan loss is established. Loans for which it is probable that payment of interest and principle will not be made in accordance with the contractual terms of the loan are considered impaired. Once a loan is identified as individually impaired, management measures impairment. The fair value of impaired loans is estimated using one of several methods, including the collateral value, market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring a specific allowance represents loans for which the fair value of expected repayments or collateral exceed the recorded investment in such loans. At December 31, 2013 and 2012, substantially all of the impaired loans were evaluated based upon the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. The fair value of Impaired Loans is generally based on judgment and therefore is classified as nonrecurring Level 3.

Foreclosed Assets

Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed properties. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charges to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. The fair value of foreclosed assets is generally based on judgment and therefore are classified as nonrecurring Level 3.

Financial Instruments Measured at Fair Value

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of deposits are based on estimated cash flows discounted at market interest rates.

22

Notes to Financial Statements
December 31, 2013 and 2012

Note 11. Fair Value of Financial Instruments, continued

Financial Instruments Measured at Fair Value, continued

The fair value of off-balance sheet financial instruments is considered immaterial. These off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

The following presents the carrying amount, fair value, and placement in the fair value hierarchy of the Bank’s financial instruments as of December 31, 2013 and 2012. These tables exclude financial instruments for which the carrying amount approximates fair value and which would be classified as Level 1. For short-term financial assets such as cash and cash equivalents, the carrying amount is a reasonable estimate of fair value due to the relatively short time between the origination of the instrument and its expected realization (in thousands).

			Fair Value Measurements
			Quoted Prices in
			Active Markets	Significant
			for Identical	Other	Significant
			Assets or	Observable	Unobservable
	Carrying	Fair	Liabilities	Inputs	Inputs
(dollars in thousands)	Amount	Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2013
Financial Instruments – Assets
Available for sale securities	$47,270	$47,270	$-	$47,270	$-
Investment securities, held to maturity	500	500	-	-	500
Loans, net of allowance for loan losses	294,903	298,228	-	-	298,229

Financial Instruments – Liabilities
Deposits	280,549	276,273	-	276,273	-
FHLB borrowings	49,000	49,377	-	49,377	-
Other borrowings
Interest rate swap	38	38	-	38	-

December 31, 2012
Financial Instruments – Assets
Available for sale securities	$38,849	$38,849	$-	$38,849	$-
Investment securities, held to maturity	500	517	-	-	517
Loans, net of allowance for loan losses	168,320	172,087	-	-	172,087

Financial Instruments – Liabilities
Deposits	175,513	175,803	-	175,803	-
Other borrowings
FHLB borrowings	30,500	31,026	-	31,026	-

Assets measured at fair value on a recurring basis consist of investment securities available for sale. These are detailed in Note 4 and are all level 2 values. There are no liabilities measured at fair value on a recurring basis.

23

Notes to Financial Statements
December 31, 2013 and 2012

Note 11. Fair Value of Financial Instruments, continued

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Bank may be required from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U. S generally accepted accounting principles. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the tables below.

December 31, 2013	Total	Level 1	Level 2	Level 3

Impaired loans	$438,005	$-	$-	$438,005
Foreclosed properties	172,651	-	-	172,651
Total assets recorded at fair value	$610,656	$-	$-	$610,656

December 31, 2012	Total	Level 1	Level 2	Level 3

Impaired loans	$2,005,915	$-	$-	$2,005,915
Foreclosed properties	838,700	-	-	838,700
Total assets recorded at fair value	$2,844,615	$-	$-	$2,844,615

There were no liabilities measured at fair value on a nonrecurring basis at December 31, 2013 or 2012.

Level 3 Valuation Techniques

For Level 3 assets and liabilities measured at fair value on a recurring or non-recurring basis as of December 31, 2013, the valuation technique and the significant unobservable inputs used in the fair value measurements were as follows:

			Significant	Significant
	Fair Value at	Valuation	Unobservable	Unobservable
	December 31, 2013	Technique	Inputs	Input Value

Impaired loans	$438,005	Management estimate	Estimated market discount	10-40%

OREO	$172,651	Management estimate	Estimated market discount	10-40%

Note 12. Earnings per Share

The following table details the computation of basic and fully diluted earnings per share for the periods ended December 31, 2013 and 2012.

	2013	2012

Net income (income available to common shareholders)	$8,756,118	$1,933,339

Weighted average common shares outstanding	3,503,992	2,594,873
Effect of dilutive options	239,454	5,966
Weighted average common shares outstanding, diluted	3,743,446	2,600,839

Basic earnings per common share	$2.50	$.75
Dilutive earnings per common share	$2.34	$.74

For the year ended December 31, 2012, the number of antidilutive options excluded from the dilutive earnings per common share calculation was 366,762 because their exercise price exceeded market value. As of December 31, 2013, all options outstanding were dilutive.

24

Notes to Financial Statements
December 31, 2013 and 2012

Note 13. Benefit Plans

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who are 21 years of age upon date of hire. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank makes certain matching contributions and may make additional contributions at the discretion of the Board of Directors. Bank expense relating to the plan for the years ended December 31, 2013 and 2012 amounted to $200,989 and $129,278, respectively.

Flexible Benefits Plan

The Bank maintains a Flexible Benefits Plan which allows employees to make pre-tax salary contributions to a “flexible spending account” (FSA) to pay qualifying health and dependent care expenses.

Cash Value of Life Insurance

The Bank is the owner and beneficiary of life insurance policies on certain executive officers. Policy cash values on the balance sheet totaled $3,336,412 and $3,288,968 at December 31, 2013 and 2012, respectively.

Stock Option Plans

In 2006 the Bank adopted both an Incentive Stock Option (ISO) Plan and a Non-statutory Stock Option (NSO) Plan. Under each plan up to 259,200 shares may be issued for a total of 518,400 shares. Options granted under both plans expire no more than 10 years from date of grant. Option exercise prices under both plans shall be set by the Board of Directors at the date of grant, but shall not be less than 100% of fair market value of the related stock at the date of the grant. Options vest over five and three year periods from the date of the grant for the ISO and NSO Plans, respectively.

On January 31, 2013, the Bank acquired Patriot and assumed all of the outstanding and unexercised stock options from Patriot’s non-statutory and incentive stock option plans. As a result, 179,865 fully vested stock options were issued at a weighted average exercise price of $13.69 per share, with a remaining contractual term of 4.26 years. The fair value of these options was included as part of the consideration paid by the Bank and is not included in the 2013 Statement of Operations.

Compensation cost relating to share-based payment transactions is recognized in the financial statements with measurement based upon the fair value of the equity or liability instruments issued. For the years ended December 31, 2013 and 2012, the Bank recognized $31,175 and $17,768 respectively, in compensation expense for stock options.

At December 31, 2013, unrecognized compensation costs amounted to $65,426 which will be expensed over the next five years.

The weighted average fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based on the Bank’s history and expectation of dividend payouts.

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Notes to Financial Statements
December 31, 2013 and 2012

Note 13. Benefit Plans, continued

Stock Option Plans, continued

Activity under the plans during the years ended December 31, 2013 and 2012 are summarized below:

	Incentive Plan		Non-statutory Plan
	Available		Available
	for Grant	Granted	for Grant	Granted

Balance December 31, 2011	68,755	187,565	7	259,193

Forfeited	16,536	(16,536)	-	-
Granted	(11,000)	11,000	-	-
Exercised	-	-	-	-
Balance December 31, 2012	74,291	182,029	7	259,193

Issued as part of the Patriot acquisition	-	112,640	-	67,225
Forfeited	1,500	(13,500)	-	-
Granted	(18,500)	18,500	-	-
Exercised	-	(1,600)	-	-
Balance December 31, 2013	57,291	298,069	7	326,418

No cash was received during 2012 for options exercised. During 2013 cash of $10,672 was received for options exercised. Additional information relating to the plan is listed below:

	2013	2012

Outstanding options at December 31:
Weighted average exercise price:
Beginning of the year	$8.92	$9.00
End of the year	$10.17	$8.92
Range of exercise prices:
From	$6.67	$6.67
To	$13.75	$11.46
Weighted average remaining contractual life in years	$3.70	$4.60
Aggregate intrinsic value	$3,950,998	$20,860
Exercisable options	$556,627	371,022
Weighted average exercise price of exercisable options	$10.54	$9.22
Weighted average remaining contractual life of exercisable options, in years	$3.20	$3.93
Aggregate intrinsic value of exercisable options	$3,314,837	$3,446
Weighted average exercise price of options:
Granted during the year	$7.25	$6.67
Exercised during the year	$6.67	$-
Forfeited during the year	$12.60	$9.53
Expired during the year	$-	$-
Issued as part of the Patriot acquisition	$0.28	$-

Grant-date fair value:
Options granted during the year, total	$23,199	$12,595
Options granted during the year, weighted average	$1.25	$1.15
Issued as part of the Patriot acquisition	$47,867	$-

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Notes to Financial Statements
December 31, 2013 and 2012

Note 13. Benefit Plans, continued

Stock Option Plans, continued

Significant assumptions used in determining fair value:
Risk-free interest rate	.88%	.81%
Expected life in years	5	5
Expected dividend yield	.75%	.75%
Expected volatility	20%	20%

Note 14. Income Taxes

Current and Deferred Income Tax Components

The components of income tax expense for the years ended December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012

Current	$1,480	$820
Deferred	733	223
	$2,213	$1,043

Rate Reconciliation

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the statement of operations for the period ended December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012

Tax at statutory federal rate	$3,730	$1,012
Gain on acquisition	(1,743)	-
Merger expenses not deductible	123	-
Compensation expense	11	6
Exempt interest income	(182)	(192)
State taxes, net of federal benefit	281	210
Other	(7)	7
Income tax expense	$2,213	$1,043

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Notes to Financial Statements
December 31, 2013 and 2012

Note 14. Income Taxes, Continued

Deferred Income Tax Analysis

The significant components of net deferred tax assets at December 31, 2013 and 2012 are summarized as follows (in thousands):

	2013	2012
Deferred tax assets
Allowance for loan losses	$797	$1,146
Pre-opening expenses	247	148
Stock-based compensation	504	299
Write down of foreclosed properties	28	13
Accrued compensation	292	317
Nonaccrual interest	54	96
Fair value adjustments from acquisition	905	-
Net operating loss carryforwards acquired from Patriot	662	-
Other	143	-
Deferred tax asset	3,632	2,019

Deferred tax liabilities
Unrealized gain on securities available for sale	72	819
Depreciation	53	15
Prepaid expenses	27	30
Deferred loan costs	23	62
Deferred tax liability	175	926

Net deferred tax asset	$3,457	$1,093

Based on the Bank’s historical and current earnings, management believes it is more likely than not the Bank will realize the benefits of the deferred tax assets.

The Bank has analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions. Years ended December 31, 2010 through December 31, 2012 remain open for audit for all major jurisdictions.

The Bank has net operating loss carryforwards (NOLs) totaling $1,768,000 that will expire in 2025 through 2033 if not utilized to offset future taxable income. Utilization of these NOLs are limited to $289,000 per year under section 382 of the Internal Revenue Code.

Note 15. Commitments and Contingencies

Litigation

In the normal course of business the Bank may be involved in various legal proceedings. The Bank was not involved in any litigation during the years ended December 31, 2013 and 2012.

Financial Instruments with Off-balance-sheet Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

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Notes to Financial Statements
December 31, 2013 and 2012

Note 15. Commitments and Contingencies, continued

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.

The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012

Commitments to extend credit	$70,794	$35,888
Standby letters of credit	1,560	352
	$72,354	$36,240

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank’s loans and commitments to extend credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward small and medium sized commercial businesses, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $6 million.

The Bank from time to time may have cash and cash equivalents on deposit with financial institutions that exceed federally-insured limits.

Other Commitments

The Bank has entered into several change of control agreements with certain officers detailing the Bank’s obligation in the event of a merger or acquisition.

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Notes to Financial Statements
December 31, 2013 and 2012

Note 16. Derivatives

The Bank utilizes derivative financial instruments primarily to hedge its exposure to changes in interest rates. All derivative financial instruments are recorded on the balance sheet at their respective fair values. The Bank does not use financial instruments or derivatives for any trading or speculative purposes.

Risk Management Policies – Hedging Instruments

The primary focus of the Bank’s asset/liability management program is to monitor the sensitivity of the Bank’s net portfolio value and net income under varying interest rate scenarios to take steps to control its risks. On a quarterly basis, the Bank simulates the net portfolio value and net income expected to be earned over a twelve-month period following the date of simulation. The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest-earning assets and interest-bearing liabilities during the measurement period. Based upon the outcome of the simulation analysis, the Bank considers the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates. The Bank evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

During 2013, the Bank entered into two forward interest rate swaps, with a notional amount of $5 million, to offset the effects of interest rate changes on future adjustable Federal Home Loan Bank advance arrangements. Under this cash flow hedge relationship, the Bank has created a synthetic fixed rate funding by agreeing to pay a fixed rate of interest in return for receiving an adjustable rate of interest, offsetting the effect of interest rate changes to the variable rate advances. As these arrangements represent forward starting swaps with starting dates in the first six months of 2014, no income statement impact of the swaps existed during 2013. The fair value of this derivative, which is designated as a hedging instrument under ASC Topic 815: Derivatives and Hedging, was a $23,000 loss, net of applicable taxes, and has been included in other comprehensive income as of December 31, 2013.

Counterparty Credit Risk – By entering into derivative instrument contracts, the Bank exposes itself, from time to time, to counterparty credit risk. Counterparty credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is in an asset position, the counterparty has a liability to the Bank, which creates credit risk. The Bank attempts to minimize this risk by limiting its exposure to any single counterparty and regularly monitoring its market position with that counterparty.

Note 17. Regulatory Restrictions

Dividends

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the applicable regulations. As of December 31, 2013 and 2012, Management believes that the Bank met all capital adequacy requirements to which it was subject.

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Notes to Financial Statements
December 31, 2013 and 2012

Note 17. Regulatory Restrictions, continued

Capital Requirements, continued

As of December 31, 2013, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are also presented in the table (dollars in thousands).

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2013
Total Capital
(to Risk-Weighted Assets)	$47,324	15.3%	$24,795	8.0%	$30,994	10.0%
Tier I Capital
(to Risk-Weighted Assets)	$43,981	14.2%	$12,398	4.0%	$18,597	6.0%
Tier I Capital
(to Average Assets)	$43,981	11.7%	$15,058	4.0%	$18,823	5.0%

December 31, 2012
Total Capital
(to Risk-Weighted Assets)	$30,983	17.6%	$14,115	8.0%	$17,644	10.0%
Tier I Capital
(to Risk-Weighted Assets)	$28,759	16.3%	$7,057	4.0%	$10,586	6.0%
Tier I Capital
(to Average Assets)	$28,759	21.1%	$9,497	4.0%	$11,872	5.0%

Note 18. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows (in thousands):

	2013	2012

Balance, beginning	$9,620	$7,725
Change in composition	408	-
New loans and advances	13,229	9,904
Repayments	(8,603)	(8,009)
Balance, ending	$14,654	$9,620

Deposit transactions with related parties at December 31, 2013 and 2012 were insignificant.

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Board of Directors and Bank Management

Board of Directors

Carole S. Anders	Community Volunteer

Ronald A. Batchelor, CPA	Partner, Batchelor, Tillery & Roberts, LLP

Robert A. Boyette	President, Ashland Construction Co.

Dennis E. Duke, CPA	Owner/President, Duke & Duke CPA, PA

Ronald P. Gibson	Retired, Former CEO of Highwoods Properties, Inc.

Warren E. Gintis, DVM	Owner/President, Swift Creek Animal Hospital

Robert L. Guthrie	Retired, Insurance Business

R. Merrill Hunter, MD	Cardiovascular Surgeon
Wake Specialty Physicians/Carolina Cardiovascular Surgical Associates, PA

R. Doyle Parrish	CEO, Summit Hospitality Group Ltd.

Michael S. Patterson	Chairman, President and Chief Executive Officer, CapStone Bank

Edythe M. Poyner	President, Capital Land Investment Co.

M. Gregg Strickland	(Retired) President/CEO, Patriot State Bank

Richard A. Urquhart, III	Chief Operating Officer, Investors Management Corporation

Sydnor M. White, Jr.	President, White Oak Commercial, Inc.

Charles P. Wilkins	Attorney/Member
Broughton, Wilkins, Sugg, and Thompson, PLLC

Bank Management

Michael S. Patterson	Chairman, President and Chief Executive Officer

Robert E. Branch	Executive Vice President – Chief Banking Officer

Debra L. Lee	Executive Vice President – Chief Financial Officer

W. Craig George	Executive Vice President – Chief Credit Officer

W. David Bell	Senior Vice President – Chief Operations Officer

Susan C. Gilbert	Senior Vice President – Corporate Secretar

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Shareholder Information

Requests for Information

Requests for information should be directed to Ms. Susan C. Gilbert, Corporate Secretary, at CapStone Bank, 4505 Falls of Neuse Road, Suite 150, Raleigh, North Carolina, 27609; telephone (919) 256-6803.

Independent Auditors	Corporate Counsel	Stock Transfer Agent

Elliott Davis, PLLC	Wyrick Robbins Yates & Ponton, LLP	Broadridge Corporate Issuer
Certified Public Accountants	4101 Lake Boone Trail	Solutions, Inc.
901 E Byrd St, Suite 1000	Suite 300	Post Office Box 1342
Richmond, Virginia 23233	Raleigh, North Carolina 27607	Brentwood, New York 11717

Federal Deposit Insurance Corporation

The Bank is a member of the FDIC. This statement has not been reviewed, or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

Offices

Main	Cary

4505 Falls of Neuse Road	2000 Regency Parkway
Suite 150	Suite 150
Raleigh, North Carolina 27609	Cary, North Carolina 27518

Fuquay-Varina	Clinton

210 N. Main Street	1008 Sunset Avenue
Fuquay-Varina, North Carolina 27526	Clinton, North Carolina 28328

CapStoneBank.com

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